POWER OF ATTORNEY

      We, the undersigned directors of Mountain Fuel Supply Company, hereby severally constitute D. N. Rose and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 1996 and any and all amendments to be filed with the Securities and Exchange Commission by Mountain Fuel Supply Company, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 1996 and any and all amendments to such Report.

      Witness our hands on the respective dates set forth below.

     Signature                          Title              Date



 /s/ R. D. Cash                 Chairman of the Board     2-11-97
R. D. Cash



 /s/ D. N. Rose                   President & Chief       2-11-97
D. N. Rose                        Executive Officer
                                      Director


 /s/ R. H. Bischoff                   Director            2-11-97
R. H. Bischoff



 /s/ W. W. Hawkins                    Director            2-11-97
W. W. Hawkins



 /s/ R. E. Kadlec                     Director            2-11-97
R. E. Kadlec



 /s/ Dixie L. Leavitt                 Director            2-11-97
Dixie L. Leavitt



 /s/ Gary G. Michael                  Director            2-11-97
Gary G. Michael



 /s/ Harris H. Simmons                Director            2-11-97
Harris H. Simmons